Exhibit 10.4

FORM OF VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of July 15, 2021, is entered into by and among Altimar Acquisition Corp. II, a Cayman Islands corporation (“Altimar”), Rapid Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Altimar (“Merger Sub”), and [•], a [•] (the “Securityholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Altimar, Merger Sub, Fathom Holdco, LLC, a Delaware limited liability company (the “Company”), Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 1”), Rapid Blocker 2 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 2”), Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”), CORE Fund I Blocker-5 LLC, a Delaware limited liability company (“Fathom Blocker 1”), CORE Fund I Blocker-2, LLC, a Delaware limited liability company (“Fathom Blocker 2”), and SG (MCT) Blocker, LLC, a Delaware limited liability company (“Fathom Blocker 3” and, together with Fathom Blocker 1 and Fathom Blocker 2, the “Fathom Blockers”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement), pursuant to which (and subject to the terms and conditions set forth therein), among other transactions, Merger Sub will merge with and into the Company, with the Company surviving the merger (together with the other mergers contemplated by the Business Combination Agreement, the “Mergers”);

WHEREAS, as of the date hereof, the Securityholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote [[    ·    ] Fathom Class A Common Units], [[    ·    ] Fathom Class B Common Units] [and] [    ·    ] Fathom Class A Preferred Units]] (the “Owned Units”); the Owned Units and any additional equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company) in which the Securityholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a dividend, split, recapitalization, combination, reclassification, exchange or change of such units, or upon exercise or conversion of any securities, the “Covered Units”); and

WHEREAS, as a condition and inducement to the willingness of Altimar and Merger Sub to enter into the Business Combination Agreement, the Company agreed to deliver Fathom Support Agreements executed by the holders of Fathom Units representing all holders of Fathom Units required to consent to, approve or adopt the Business Combination Agreement, the other Transaction Agreements and the Transactions, including the Mergers and the amendment and restatement of the Fathom LLCA in connection therewith.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Securityholder hereby covenants and agrees as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Securityholder, in its capacity as an equityholder of the Company, irrevocably and unconditionally acknowledges and agrees that it has validly executed and delivered, and has caused any other holder of record of any of any of the Securityholder’s Covered Units to validly execute and deliver, in each case to the Company, on the date first written above and automatically effective as of the first Business Day following the date that the Proxy Statement/Consent Solicitation Statement/Prospectus included in the Form S-4 is disseminated by Altimar to its shareholders (following the date that the Form S-4 becomes effective), the written consent attached hereto as Exhibit A in respect of all of the Securityholder’s Covered Units. In addition, prior to the Termination Date (as defined herein), the Securityholder, in its capacity as an equityholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the equityholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the equityholders of the Company, the Securityholder shall, and shall cause any other holder of record of any of the Securityholder’s Covered Units to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Securityholder’s Covered Units to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Securityholder’s Covered Units owned as of the record date for such meeting (or the date that any written consent is executed by the Securityholder) in favor of the Mergers and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Securityholder’s Covered Units against any equityholder proposal and any other action that (i) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement that or (ii) would result in the failure of any condition set forth in Section 11.01 or Section 11.02 of the Business Combination Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Securityholder contained in this Agreement.

The obligations of the Securityholder specified in this Section 1 shall apply whether or not the Mergers or any action described above are recommended by the Board of Managers of the Company. For purposes of this Agreement, “Person” shall mean individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

2. No Inconsistent Agreements. The Securityholder hereby covenants and agrees that the Securityholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Securityholder’s Covered Units that is inconsistent in any respect with the Securityholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Securityholder’s Covered Units that is inconsistent with the Securityholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any party, be void ab initio and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the time this Agreement is terminated upon the mutual written agreement of the Company, Altimar, Merger Sub and the Securityholder, or (iii) the election of the Securityholder in its sole discretion to terminate this Agreement following any material modification or amendment to, or the waiver of any provision of, the Business Combination Agreement, as in effect on the date hereof, that reduces the aggregate Fathom Consideration or changes the form of consideration payable to the Securityholder in the Mergers, (in each case, without the Securityholder’s prior written consent) (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 9 to 22 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination.

4. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Altimar as to itself as follows:

(a) The Securityholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Units, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Units and any other equity securities of the Company that become Covered Units that the Securityholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, the Business Combination Agreement, the Securityholder does not own beneficially or of record any equity securities of the Company (or any securities convertible into equity securities of the Company).

(b) The Securityholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Securityholder’s Covered Units, (ii) has not entered into any voting agreement or voting trust with respect to any of the Securityholder’s Covered Units that is inconsistent with the Securityholder’s obligations pursuant to this Agreement other than the Fathom LLCA, (iii) has not granted a proxy or power of attorney with respect to any of the Securityholder’s Covered Units that is inconsistent with the Securityholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Securityholder is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Securityholder and constitutes a valid and binding agreement of the Securityholder enforceable against the Securityholder in accordance with its terms, subject to the Enforceability Exceptions.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Securityholder from, or to be given by the Securityholder to, or be made by the Securityholder with, any Governmental Authority in connection with the execution, delivery and performance by the Securityholder of this Agreement, the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement).

(e) The execution, delivery and performance of this Agreement by the Securityholder do not, and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) will not, constitute or result in (i) if the Securityholder is a legal entity, a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Securityholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on the Covered Units (other than Permitted Liens) pursuant to any contract binding upon the Securityholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Securityholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Securityholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, Lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Securityholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement).

(f) As of the date of this Agreement, there is no action, proceeding or, to the Securityholder’s knowledge, investigation pending against the Securityholder or, to the knowledge of the Securityholder, threatened against the Securityholder that questions the beneficial or record ownership of the Securityholder’s Owned Units, the validity of this Agreement or the performance by the Securityholder of its obligations under this Agreement.

(g) The Securityholder understands and acknowledges that the Altimar and Merger Sub entered into the Business Combination Agreement in reliance upon Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Securityholder contained herein.

5. Certain Covenants of the Securityholder. Except in accordance with the terms of this Agreement, the Securityholder hereby covenants and agrees as follows:

(a) The Securityholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Mergers, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Securityholder’s Covered Units, (ii) amend, modify, supplement, withdraw, revoke or otherwise rescind the written consent attached hereto as Exhibit A in respect of all of the Securityholder’s Covered Units, or (iii) take any action that would make any representation or warranty of the Securityholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Securityholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Securityholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Securityholder who is an individual or (C) pursuant to community property laws or divorce decree (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Securityholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Units so Transferred and any Covered Units subsequently acquired; provided, further, that any Transfer permitted under this Section 5(a) shall not relieve the Securityholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(a) with respect to the Securityholder’s Covered Units shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Securityholder.

(b) The Securityholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Further Assurances. From time to time, at Altimar’ request and without further consideration, the Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

7. Disclosure. The Securityholder hereby authorizes the Company and Altimar to publish and disclose in any announcement or disclosure to the extent required by law, rule or regulation by the SEC the Securityholder’s identity and ownership of the Covered Units and the nature of the Securityholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Altimar have provided the Securityholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and Altimar will consider in good faith.

8. Changes in Capital Securities. In the event of a split, dividend or distribution, or any change in the Company’s capital securities by reason of any split-up, reverse split, recapitalization, combination, reclassification, exchange of units or the like, the terms “Owned Units” and “Covered Units” shall be deemed to refer to and include such securities as well as all such security dividends and distributions and any securities into which or for which any or all of such units may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Altimar, Merger Sub and the Securityholder.

10. Waiver. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11. Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

if to the Securityholder, to it at:

[•]

[•]

[•]

Attn: [•]

E-mail: [•]

with a copy (which shall not constitute notice) to:

[•]

[•]

[•]

Attn: [•]

E-mail: [•]

if to Altimar or Merger Sub, to such company at:

[•]

[•]

[•]

Attn: [•]

E-mail: [•]

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Ariel Deckelbaum and Raphael Russo

E-mail: ajdeckelbaum@paulweiss.com; rrusso@paulweiss.com

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by electronic mail, on the day on which such electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the third (3rd) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the first (1st) Business Day after the sending thereof.

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Altimar or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Units of the Securityholder. All rights, ownership and economic benefits of and relating to the Covered Units of the Securityholder shall remain vested in and belong to the Securityholder, and Altimar and Merger Sub shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Securityholder in the voting or disposition of any of the Securityholder’s Covered Units, except as otherwise provided herein.

13. Entire Agreement. This Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement).

14. No Third-Party Beneficiaries. The Securityholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Altimar and Merger Sub in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 4, Section 5(a), Section 5(b) and Section 7 hereof.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule.

(b) Each party to this Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the Business Combination Agreement or the transactions contemplated hereby or by the Business Combination Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the Business Combination Agreement or the transactions contemplated hereunder or thereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE BUSINESS COMBINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17. Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Securityholder’s obligations to vote its Covered Units as provided in this Agreement or the written consent attached hereto as Exhibit A, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 17 shall not be required to provide any bond or other security in connection with any such injunction.

18. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

19. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. Unless the express context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean U.S. dollars;

(d) references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 20(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

(j) the word “or” shall be disjunctive but not exclusive;

(k) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(l) references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver thereto) in accordance with the terms thereof;

(m) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(n) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(o) references herein to “ordinary course of business” shall refer to ordinary course of business consistent with past practice.

21. Capacity as a Securityholder. Notwithstanding anything herein to the contrary, the Securityholder signs this Agreement solely in the Securityholder’s capacity as an equityholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Securityholder or any of its affiliates in his or her capacity, if applicable, as an officer, director, manager or fiduciary of the Company or any of its Subsidiaries or any other Person.

22. Appraisal Rights. Securityholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (whether under the DLLCA or other applicable Law) in connection with the Mergers.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ALTIMAR ACQUISITION CORP. II

By:
Name:
Title:

RAPID MERGER SUB, LLC

By:
Name:
Title:

[Signature Page to Securityholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[SECURITYHOLDER]

By:
Name:
Title:

Fathom Units Held:

[[ · ] Fathom Class A Common Units]

[[ · ] Fathom Class B Common Units]

[[ · ] Fathom Class A Preferred Units]

[Signature Page to Securityholder Support Agreement]

Exhibit A

Written Consent

WRITTEN CONSENT

IN LIEU OF A

MEETING OF MEMBERS

OF

FATHOM HOLDCO, LLC.

The undersigned (the “Securityholder”), being a holder of record of equity securities of Fathom Holdco, LLC, a Delaware limited liability company (the “Company”), acting with respect to all equity securities of the Company that the Securityholder owns or otherwise possesses the power to vote and/or in his, her or its personal capacity, as applicable, hereby consents to the adoption of the following resolutions in lieu of a meeting of the members of the Company pursuant to Section 18-404(d) of the Delaware Limited Liability Company Act (as amended):

WHEREAS, the Company is a party to that certain Business Combination Agreement, dated as of July [•], 2021 (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among Altimar Acquisition Corp. II, a Delaware corporation (“Altimar”), Rapid Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Altimar (“Merger Sub”), the Company, Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 1”), Rapid Blocker 2 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 2”), Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”), CORE Fund I Blocker-5 LLC, a Delaware limited liability company (“Fathom Blocker 1”), CORE Fund I Blocker-2 LLC, a Delaware limited liability company (“Fathom Blocker 2”), and SG (MCT) Blocker, LLC, a Delaware limited liability company (“Fathom Blocker 3” and, together with Fathom Blocker 1 and Fathom Blocker 2, the “Fathom Blockers”), pursuant to which, among other things, on the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Altimar;

WHEREAS, capitalized terms used but not otherwise defined in this written consent have the respective meanings ascribed to them in the Business Combination Agreement;

WHEREAS, the Board of Managers of the Company has declared the Business Combination Agreement to be advisable and recommended that the members of the Company approve and adopt the Business Combination Agreement, the Mergers and the other transactions contemplated by the Business Combination Agreement; and

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WHEREAS, the Securityholder desires to (i) approve and adopt the Business Combination Agreement and the Mergers, and (ii) to the extent the Securityholder’s consent or approval to any action is necessary, directly or indirectly, to effect the transactions contemplated by the Business Combination Agreement in accordance with the terms and conditions of the Business Combination Agreement, grant such consent or approval to the taking of such action.

NOW, THEREFORE, BE IT:

RESOLVED, that automatically effective as of the first Business Day following the date that the Proxy Statement/Consent Solicitation Statement/Prospectus included in the Form S-4 is disseminated by Altimar to its shareholders (following the date that the Form S-4 becomes effective) the Business Combination Agreement and the Mergers be, and each hereby is, adopted and approved in all respects; and be it further

RESOLVED, that, to the extent the Securityholder’s consent or approval to any action is necessary, directly or indirectly, to effect the transactions contemplated by the Business Combination Agreement in accordance with the terms and conditions of the Business Combination Agreement, the Securityholder hereby grants, automatically effective as of the first Business Day following the date that the Proxy Statement/Consent Solicitation Statement/Prospectus included in the Form S-4 is disseminated by Altimar to its shareholders (following the date that the Form S-4 becomes effective), such consent or approval to the taking of each and every such action.

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, the Securityholder has duly executed this written consent.

[SECURITYHOLDER]

By:
Name:
Title

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